Exhibit 99.1

BindView Corporation

2005 Compensation Amendment
to Executive Employment Agreement

This “Amendment” is made, effective the last date signed below (or, if earlier, effective as of the effective date of change written below) to the Executive Employment Agreement (“Agreement”) between BindView Corporation, a registered assumed name of BindView Development Corporation, a Texas corporation (the “Company”), and the “Executive” identified below.

1. The Executive’s Base Salary and Bonus Potential At Target shall be as set forth below, on a going-forward basis, from and after the effective date of change set forth below, until such subsequent time (if any) as may be amended in a mutually-agreed writing signed by both the Executive and the Company.

2. All other provisions of the Agreement, other than those previously amended (if any) in accordance with the amendment provisions of the Agreement, remain in full force and effect.

Executive	[Name]

Effective date of change	April 1, 2005

Base Salary	$ per year

Bonus Potential At Target	$ per year

AGREED:	AGREED:

BINDVIEW CORPORATION, by:	EXECUTIVE

Edward L. Pierce, Executive Vice President and Chief Financial Officer	Signature

Date signed:	Date signed: